Exhibit 10.2

AMENDMENT

TO

RELEASE, CONSULTING AND NON-COMPETITION AGREEMENT

This Amendment to the Release, Consulting and Non-Competition Agreement (this “Amendment”) is made and entered into as of January 1, 2012, by and among Brookline Bancorp, Inc., a Delaware corporation (“Buyer”), Bancorp Rhode Island, Inc., a Rhode Island corporation (the “Company”), Bank Rhode Island, a financial institution organized under the laws of the State of Rhode Island (the “Bank”) and Merrill W. Sherman (the “Consultant”).

WHEREAS, the parties entered into a Release, Consulting and Non-Competition Agreement, dated as of April 19, 2011 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.             Section 2(b) of the Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

“The Bank shall pay to the Consultant (x) on the Closing Date of the Merger, an amount equal to any base salary and bonus earned on account of services performed by the Consultant prior to the Effective Time of the Merger which have not been previously paid and (y) on the date specified in Section 2(c), the Consultant’s pro-rated bonus to the Effective Time of the Merger under the Bank’s Annual Executive Incentive Plan, or any successor plan, based on the “Target Bonus” for the year in which the Effective Time of the Merger occurs (the “Pro-Rated Bonus”), plus an amount equal to the product of the Pro-Rated Bonus multiplied by the Interest Factor defined in Section 2(c) below (such payments described in (x) and (y) collectively, the “Past Service Amount”).  Such payment shall satisfy in full the Bank’s obligation to pay the Past Service Amount required pursuant to Section 3.6(a)(i) of the Employment Agreement.”

2.             All other provisions of the Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Agreement except to the extent specifically provided for herein.

3.             This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Rhode Island applicable to contracts entered into and to be performed entirely within the State of Rhode Island, except to the extent that federal law controls.

4.             This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

CONSULTANT:

/s/ Merrill. W. Sherman
Merrill W. Sherman

BROOKLINE BANCORP, INC.

By:	/s/ Paul A. Perrault
Name:	Paul A. Perrault
Title:	President & Chief Executive Officer

BANCORP RHODE ISLAND, INC.

By:	/s/ John R. Berger
Name:	John R. Berger
Title:	Chairman, Compensation Committee

BANK RHODE ISLAND

By:	/s/ John R. Berger
Name:	John R. Berger
Title:	Chairman, Compensation Committee